CUC INTERNATIONAL INC. AND SUBSIDIARIES

EXHIBIT 15 - LETTER RE:  UNAUDITED INTERIM FINANCIAL INFORMATION

December 8, 1995


Shareholders and Board of Directors
CUC International Inc.

We   are   aware  of  the  incorporation  by  reference  in   the
Registration Statements (Form S-8s: Numbers 2-91291, 33-17247, 33-17248, 33-17249, 33-26875, 33-75682, 33-93322, 33-41823, 3348175,
33-58896,  33-91656, 33-74068, 33-74066, 33-91658, 33-75684,  33-
80834  and  33-93372)  of  CUC International  Inc.  for  the  CUC
International  Inc.  Employee  Stock  Purchase  Plan,   the   CUC
International Inc. 1985 Non-Qualified Stock Option Plan, the  CUC
International  Inc. 1985 Incentive Stock Option   Plan,  the  CUC
International Inc. 1987 Performance Share Stock Option Plan,  the
CUC   International  Inc.  1987  Stock  Option  Plan,   the   CUC
International  Inc. 1987 Stock Option Plan as  amended,  the  CUC
International  Inc. 1987 Stock Option Plan as  amended,  the  CUC
International  Inc.  1990  Directors'   Stock  Option  Plan,  the
Entertainment Publications, Inc. 1988 Non-Qualified Stock  Option
Plan,   the   CUC  International  Inc.  1992  Bonus  and   Salary
Replacement Stock Option Plan, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan as amended, the CUC International Inc. 1992 Directors Stock Option Plan, the CUC International Inc. 1992 Employee Stock Option Plan, the CUC
International Inc. 1992 Employee Stock Option Plan as amended, the CUC International Inc. 1994 Employee Stock Purchase Plan, the
CUC   International  Inc. Savings Incentive  Plan,  and  the  CUC
International Inc. 1994 Directors Stock Option Plan, respectively and in the Registration Statements (Form S-3s: Numbers 33-30306, 33-47271, 33-58598 and 33-63237) of CUC International Inc. for the registration of 738,057 shares, 3,450,000 shares, 331,797 shares and 1,498,888 shares, respectively, of its common stock, and in the Registration Statement (Form S-4: Number 33-64801) of CUC International Inc., of our report dated November 29, 1995
relating   to   the  unaudited  condensed  consolidated   interim
financial statements of CUC International Inc. which are included in its Form 10-Q for the quarter ended October 31, 1995.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                          ERNST & YOUNG LLP
Stamford, Connecticut